Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend
Declaration
Warren, Pennsylvania January 22, 2007
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended December 31, 2006 of $9.8 million, or $0.20 per diluted share. This represents a decrease of $5.0 million, or 33.6%, over the same quarter last year when net income was $14.8 million, or $0.29 per diluted share. This decrease resulted primarily from an expense of $3.1 million relating to the redemption of $99.0 million of trust preferred securities. Also contributing to the decrease in income was a reduction in net interest income of $2.8 million, or 6.2%, resulting from a contraction in interest rate spread.
The $3.1 million of expense recognized with the redemption of the trust preferred securities represents the remaining deferred issuance costs capitalized when the securities were issued. Deferred issuance costs are amortized over the life of the securities. The redeemed securities have been refinanced by other trust preferred securities that have lower stated rates and the Company anticipates that this refinancing will improve annual before-tax earnings by approximately $3.5 million in 2007.
Net interest income decreased as a result of the continued flat yield curve, which has caused the Company’s cost of funds to increase more rapidly than its yield on assets.
The annualized returns on average shareholders’ equity and average assets for the current quarter were 6.42% and 0.60%, respectively, compared to 10.03% and 0.92% for the same quarter last year.
Net income for the year ended December 31, 2006 of $51.5 million, or $1.03 per diluted share, represents a decrease of $5.3 million, or 9.2% compared to net income of $56.8 million, or $1.11 per diluted share, for the twelve-month period ended December 31, 2005. Included in the current year is a gain on sale of the education loan portfolio of $4.1 million, or approximately $2.5 million after tax and the aforementioned one-time expense related to the redemption of the Company’s trust preferred securities of $3.1 million, or approximately $1.9 million after tax. The primary reason for the substantial decrease in income was a decrease in the Company’s net interest margin which was 3.06% for the current year compared to 3.26% for 2005.
The returns on average shareholders’ equity and average assets were 8.60% and 0.79%, respectively, for the current year compared to 9.80% and 0.89% for the twelve-month period ended December 31, 2005.
In making this announcement, William J. Wagner, President and CEO, noted, “2006 was a challenging year for Northwest Bancorp, Inc. Like most financial institutions, we witnessed a decrease in our net interest income because of the flat yield curve. This contributed to lower operating profits and a decrease in returns on equity and assets. While we were disappointed with our performance in this area, we are highly encouraged by our progress in addressing the other goals of our strategic plan. We continued to have success in improving our business model by originating substantial amounts of consumer and commercial loans and we were able to employ a significant number of new business bankers to assist with future efforts in this area. Our fee income increased 16% and our asset quality remained strong. We believe that when the yield curve returns to a more normal upward slope, our current efforts will provide a noticeable improvement in our financial ratios. All things considered, it was a very solid year of positioning Northwest for the future.”
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share to be paid on February 15, 2007 to shareholders of record as of February 1, 2007.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 160 community banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering all lines of retail and business banking products as well as investment management and trust services. The Company also operates 51 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
In addition to historical information, this release may contain certain forward-looking statements that are based on assumptions and information currently available to management. These forward-looking statements are subject to various risks and uncertainties including, but not limited to, economic, regulatory, competitive and other factors affecting the Company and its operations. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results may materially differ from those expressed or implied. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$99,013	83,685
Interest-earning deposits in other financial institutions	41,387	67,243
Federal funds sold and other short-term investments	13,933	1,164
Marketable securities available-for-sale (amortized cost of $770,967 and $616,792)	767,514	613,836
Marketable securities held-to-maturity (market value of $720,515 and $636,507)	716,967	634,258

Total cash, interest-earning deposits and marketable securities	1,638,814	1,400,186

Loans held for sale	23,390	2,272
Mortgage loans — one- to four- family	2,371,010	2,764,833
Commercial real estate loans	693,982	577,130
Consumer loans	1,145,369	1,160,930
Commercial business loans	216,345	150,515

Total loans receivable	4,450,096	4,655,680
Allowance for loan losses	(37,655)	(33,411)

Loans receivable, net	4,412,441	4,622,269

Federal Home Loan Bank stock, at cost	34,289	33,130
Accrued interest receivable	28,033	25,053
Real estate owed, net	6,653	4,872
Premises and Equipment, net	104,866	96,981
Bank owned life insurance	110,864	106,737
Goodwill	155,770	150,485
Mortgage servicing rights	7,688	3,357
Other intangible assets	9,581	11,477
Other assets	18,816	22,760

Total assets	$6,527,815	6,477,307

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$317,389	289,427
Interest-bearing demand deposits	677,394	668,235
Savings deposits	1,402,345	1,531,916
Time deposits	2,969,622	2,738,901

Total deposits	5,366,750	5,228,479

Borrowed funds	392,814	417,356
Advances by borrowers for taxes and insurance	22,600	24,742
Accrued interest payable	4,038	4,387
Other liabilities	33,958	11,529
Junior subordinated debentures	103,094	205,156

Total liabilities	5,923,254	5,891,649

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,137,227 and 51,076,836 issued, respectively	5,114	5,108
Paid-in-capital	211,295	208,132
Retained earnings	425,024	389,985
Accumulated other comprehensive income, net of taxes:
Net unrealized loss on securities	(1,243)	(384)
Pension adjustment	(10,366)	—
Treasury stock of 1,107,900 and 766,400 shares, respectively, at cost	(25,263)	(17,183)

Total shareholders’ equity	604,561	585,658

Total liabilities and shareholders’ equity	$6,527,815	6,477,307

Equity to assets	9.26%	9.04%
Book value per share	$12.08	$11.64
Closing market price per share	$27.46	$21.26
Full time equivalent employees	1,777	1,686
Number of banking offices	160	153

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Interest income:
Loans receivable	$73,617	72,155	286,316	273,999
Mortgage-backed securities	8,020	5,579	31,523	24,148
Taxable investment securities	8,095	5,607	31,164	21,768
Tax-free investment securities	3,332	2,938	12,986	11,952
Interest-earning deposits	1,426	433	6,584	2,805

Total interest income	94,490	86,712	368,573	334,672

Interest expense:
Deposits	43,164	33,755	156,985	122,102
Borrowed funds	8,467	7,270	34,124	27,977

Total interest expense	51,631	41,025	191,109	150,079

Net interest income	42,859	45,687	177,464	184,593
Provision for loan losses	2,077	2,311	8,480	10,285

Net interest income after provision for loan losses	40,782	43,376	168,984	174,308

Noninterest income:
Service charges and fees	6,909	6,173	26,323	20,713
Trust and other financial services income	1,385	1,187	5,321	4,446
Insurance commission income	672	624	2,550	2,473
Gain on sale of investments	30	—	368	381
Gain/ (loss) on sale of loans, net	(421)	233	3,447	343
Gain/ (loss) on sale of real estate owned, net	103	301	735	1,542
Income from bank owned life insurance	1,105	1,074	4,344	4,298
Other operating income	699	594	2,938	2,548

Total noninterest income	10,482	10,186	46,026	36,744

Noninterest expense:
Compensation and employee benefits	19,389	18,909	78,611	72,688
Premises and occupancy costs	5,101	4,799	20,368	18,917
Office operations	2,994	2,894	12,411	11,562
Processing expenses	3,229	2,550	12,051	10,807
Advertising	794	595	2,818	3,281
Amortization of intangible assets	921	947	3,876	3,972
Loss on early extinguishment of debt	3,124	—	3,124	—
Other expense	2,752	3,168	10,423	10,710

Total noninterest expense	38,304	33,862	143,682	131,937

Income before income taxes	12,960	19,700	71,328	79,115
Income taxes	3,120	4,872	19,792	22,365

Net income	$9,840	14,828	51,536	56,750

Basic earnings per share	$0.20	$0.29	$1.03	$1.12

Diluted earnings per share	$0.20	$0.29	$1.03	$1.11

Return on average equity	6.42%	10.03%	8.60%	9.80%
Return on average assets	0.60%	0.92%	0.79%	0.89%

Basic common shares outstanding	49,847,297	50,812,098	49,878,812	50,776,200
Diluted common shares outstanding	50,195,839	51,079,138	50,136,308	51,138,703

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2006	2005	2006	2005
Allowance for loan losses
Beginning balance	37,297	32,577	33,411	29,628
Provision	2,077	2,311	8,480	10,285
Charge-offs	(1,874)	(1,988)	(7,617)	(7,763)
Recoveries	155	256	1,399	1,006
Acquisitions	—	255	1,982	255

Ending balance	37,655	33,411	37,655	33,411

Net charge-offs to average loans, annualized	0.16%	0.15%	0.14%	0.15%

	December 31,
	2006	2005
Non-performing loans	40,525	43,016
Real estate owned, net	6,653	4,872

Non-performing assets	47,178	47,888

Non-performing loans to total loans	0.91%	0.92%

Non-performing assets to total assets	0.72%	0.74%

Allowance for loan losses to total loans	0.85%	0.72%

Allowance for loan losses to non-performing loans	92.92%	77.70%

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three Months Ended December 31,
	2006				2005
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,423,845		$74,048	6.70%	$4,605,314		$72,575	6.30%
Mortgage-backed securities (c)	$656,494		$8,019	4.89%	$541,958		$5,579	4.12%
Investment securities (c) (d) (e)	$876,549		$12,768	5.83%	$730,216		$9,874	5.41%
FHLB stock	$34,282		$453	5.29%	$35,167		$252	2.87%
Other interest earning deposits	$104,738		$1,426	5.33%	$40,124		$433	4.21%

Total interest earning assets	$6,095,908		$96,714	6.35%	$5,952,779		$88,713	5.96%

Noninterest earning assets (f)	$436,445				$464,377

TOTAL ASSETS	$6,532,353				$6,417,156

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	$819,614		$2,977	1.44%	$954,593		$3,416	1.42%
Now accounts	$661,518		$2,670	1.60%	$669,476		$2,019	1.20%
Money market demand accounts	$588,714		$5,414	3.65%	$606,859		$3,972	2.60%
Certificate accounts	$2,922,014		$32,103	4.36%	$2,693,261		$24,348	3.59%
Borrowed funds (g)	$391,026		$4,528	4.59%	$417,003		$4,765	4.53%
Debentures	$198,315		$3,939	7.77%	$124,233		$2,505	7.89%

Total interest bearing liabilities	$5,581,201		$51,631	3.67%	$5,465,425		$41,025	2.98%

Noninterest bearing liabilities	$337,925				$360,578

Total liabilities	$5,919,126				$5,826,003

Shareholders’ equity	$613,227				$591,153

TOTAL LIABILITIES AND EQUITY	$6,532,353				$6,417,156

Net interest income/ Interest rate spread			$45,083	2.68%			$47,688	2.98%

Net interest earning assets/ Net interest margin	$514,707			2.96%	$487,354			3.20%

Ratio of interest earning assets to interest bearing liabilities	1.09	X			1.09	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Twelve Months Ended December 31,
	2006				2005
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,395,274		$288,037	6.59%	$4,421,814		$275,518	6.23%
Mortgage-backed securities (c)	$660,986		$31,523	4.77%	$627,979		$24,147	3.85%
Investment securities (c) (d) (e)	$861,411		$49,450	5.74%	$739,727		$39,123	5.29%
FHLB stock	$34,292		$1,692	4.93%	$33,702		$1,032	3.06%
Other interest earning deposits	$133,218		$6,584	4.87%	$88,659		$2,805	3.12%

Total interest earning assets	$6,085,181		$377,286	6.20%	$5,911,881		$342,625	5.80%

Noninterest earning assets (f)	$437,607				$446,194

TOTAL ASSETS	$6,522,788				$6,358,075

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	$882,974		$12,619	1.43%	$1,030,150		$14,213	1.38%
Now accounts	$663,046		$9,396	1.42%	$672,852		$6,845	1.02%
Money market demand accounts	$574,820		$19,446	3.38%	$645,273		$14,204	2.20%
Certificate accounts	$2,850,548		$115,524	4.05%	$2,572,588		$86,841	3.38%
Borrowed funds (g)	$402,789		$18,508	4.59%	$423,392		$19,241	4.54%
Debentures	$203,413		$15,616	7.57%	$107,605		$8,737	8.01%

Total interest bearing liabilities	$5,577,590		$191,109	3.43%	$5,451,860		$150,081	2.75%

Noninterest bearing liabilities	$346,016				$327,357

Total liabilities	$5,923,606				$5,779,217

Shareholders’ equity	$599,182				$578,858

TOTAL LIABILITIES AND EQUITY	$6,522,788				$6,358,075

Net interest income/ Interest rate spread			$186,177	2.77%			$192,544	3.05%

Net interest earning assets/ Net interest margin	$507,591			3.06%	$460,021			3.26%

Ratio of interest earning assets to interest bearing liabilities	1.09	X			1.08	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.